 Exhibit 99.1

BioPharmX Reports Third Quarter 2019 Financial Results

MENLO PARK, Calif., Dec.  6, 2018 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focused on developing innovative medical dermatology products, today reports financial results for the quarter ended Oct. 31, 2018.

During the quarter, newly appointed BioPharmX President and CEO Dr. David S. Tierney commenced a strategic review of the business and took steps to streamline strategy and focus on the company’s core products to maximize shareholder value.

Key Highlights

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In October 2018, BioPharmX initiated its Phase 2b clinical trial of BPX-04[1], a 1% topical minocycline gel formulation for the treatment of moderate-to-severe papulopustular rosacea. The trial is a randomized, double-blind, vehicle-controlled study in subjects at least 18 years old with 15 to 70 inflammatory lesions and an investigator's global assessment (IGA) score of 3 or 4 (moderate or severe) at baseline. The primary endpoint for the multi-center study is an absolute mean change in the number of inflammatory lesions from baseline to week 12. The company anticipates study completion in mid-2019.

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In November 2018, the company reduced its operating costs by executing a 33% reduction in workforce and discontinuing non-core development programs. As part of this more focused strategy, the company divested its molecular iodine technology, including the dietary supplement product, VI2OLET, thereby allowing the company to focus on its dermatology product candidates.

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In November 2018, the company entered into agreements with certain stockholders to amend certain of its existing warrants to reduce the exercise price per share and to provide for the issuance of new warrants, in exchange for the stockholders’ agreement to exercise their existing warrants for cash, resulting in net proceeds to the company of approximately $2.8 million. These proceeds are not reflected in the cash and cash equivalents balance as of Oct. 31, 2018 in the financial tables below.

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In November 2018, NYSE Regulation accepted the company's plan to regain compliance with the NYSE American continued listing standards set forth in the NYSE American Company Guide,  and has granted a plan period through Sept. 24, 2019.

"The quarter was important for BioPharmX because we made progress in improving our financial stability and advancing our product pipeline,” said Dr. Tierney. “Our operating cost reduction will enable BioPharmX to dedicate more resources to our product candidates.”

Third Quarter Financial Results

For the third quarter ended Oct. 31, 2018, total operating expenses were $4.4 million, compared with total operating expenses of $3.7 million in the prior fiscal year's third quarter.

Net loss for the quarter ended Oct. 31, 2018 was $4.4 million, or $0.02 per share, compared with a net loss of $3.7 million, or $0.05 per share, during the prior fiscal year's third quarter.

Excluding stock-based compensation expense and the impact of the change in fair value of warrant liability, non-GAAP net loss for the quarter ended Oct. 31, 2018 was $3.7 million, or $0.02 per share of common stock. During the third quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.3 million, or $0.04 per share.

Cash and cash equivalents as of Oct. 31, 2018, were $3.0 million.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company, developing prescription products through proprietary platform technologies for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss, and non-GAAP net loss per share, that do not include stock-based compensation expense, the impact of changes in the fair value of the warrant liability and expense related to the modification of warrants. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability. In the third quarter of fiscal year 2018, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss and non-GAAP net loss per share because it is not reflective of ongoing operating results in the period incurred.  Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statement
This press release contains forward-looking statements related to the company's plans or developments that involve risks, uncertainties and assumptions, and are subject to the "safe harbor" of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "plan," "expect," "believe," "intend," "should," "may" or similar expressions. Important factors that could cause actual results to differ materially than those expressed or implied in such statements include, but are not limited to, the time necessary to complete studies for BPX-01, the timing and enrollment for phase 2 of the BPX-04 study, the company's ability to obtain patent protection and defend its intellectual property and the company's ability to regain compliance with the requirements of the NYSE American and maintain its listing in the future. Additional risks are set forth in the company's filings with the Securities and Exchange Commission, including those described in the company's Quarterly Report on Form 10-Q for the most recent fiscal quarter. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

BioPharmX is a registered trademark of BioPharmX, Inc.

1Caution: BPX-04 is a new drugs limited by U.S. law to investigational use.

For further information:

Media Contact

investors@biopharmx.com

or

Jim Martinez, jim@rightstorygroup.com (312) 543-9026

--TABLES TO FOLLOW--

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2018	2017	2018	2017

Revenues, net	$ 10	$ 18	$ 52	$ 54
Cost of goods sold	60	8	80	28
Gross margin	(50)	10	(28)	26

Operating expenses
Research and development	2,228	2,111	7,285	7,465
Sales and marketing	550	546	1,717	1,929
General and administrative	1,624	1,088	4,252	3,671
Total operating expenses	4,402	3,745	13,254	13,065

Loss from operations	(4,452)	(3,735)	(13,282)	(13,039)
Change in fair value of warrant liability	42	169	(1)	330
Other income, net	20	(148)	83	(142)
Loss before provision for income taxes	(4,390)	(3,714)	(13,200)	(12,851)
Provision for income taxes	-	-	2	1
Net and comprehensive loss	$ (4,390)	$ (3,714)	$ (13,202)	$ (12,852)

Net loss per share
Basic and diluted	($0.02)	($0.05)	($0.07)	($0.17)
Shares used in computing net loss per share
Basic and diluted	191,360	79,659	187,551	73,977

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	October 31,	January 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$ 3,018	$ 7,576
Accounts receivable, net	4	7
Inventories	10	10
Prepaid expenses and other current assets	548	388
Total current assets	3,580	7,981

Property and equipment, net	135	109
Total assets	$ 3,715	$ 8,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 1,387	$ 1,376
Accrued expenses and other current liabilities	1,670	1,603
Total current liabilities	3,057	2,979

Long-term liabilities	67	39
Total liabilities	3,124	3,018

Stockholders' equity	591	5,072

Total liabilities and stockholders’ equity	$ 3,715	$ 8,090

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Nine Months Ended
		October 31,		October 31,
		2018	2017	2018	2017

GAAP net loss available to common stockholders		$ (4,390)	$ (3,714)	$ (13,202)	$ (12,852)

Change in fair value of warrant liability		(42)	(169)	1	(330)
Expense related to modification of warrants		-	151	-	151
Stock-based compensation expense:
-	Research and development	166	131	525	397
-	Sales and marketing	114	98	355	289
-	General and administrative	438	236	877	730
	Total stock-based compensation expense	718	465	1,757	1,416
Total reconciling items		676	447	1,758	1,237
Non-GAAP net loss available to common stockholders		$ (3,714)	$ (3,267)	$ (11,444)	$ (11,615)

GAAP net loss available to common stockholders		$ (0.02)	$ (0.05)	$ (0.07)	$ (0.17)
Reconciling items
-	Change in fair value of warrant liability	-	-	-	-
-	Expense related to modification of warrants	-	-	-	-
-	Stock-based compensation expense	-	0.01	0.01	0.01

Non-GAAP net loss per share: basic and diluted		$ (0.02)	$ (0.04)	$ (0.06)	$ (0.16)

Shares used in computing non-GAAP net loss per share
Basic and diluted		191,360	79,659	187,551	73,977